Exhibit 8(qqq)(5)

Amendment No 4 to Participation Agreement (TST)

                     (INVESTOR)

AMENDMENT NO. 4 TO

PARTICIPATION AGREEMENT AMONG

TRANSAMERICA SERIES TRUST,

TRANSAMERICA CAPITAL, INC., AND

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

The Participation Agreement, dated September 1, 2008 (“Agreement”) among Transamerica Series Trust (the “Trust”), Transamerica Capital, Inc. (the “Distributor”), and Transamerica Advisors Life Insurance Company of New York (f/k/a ML Life Insurance Company of New York), (the “Insurance Company”), is hereby amended as of May 1, 2012:

1.	Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:

AMENDED SCHEDULE B

Contracts

Merrill Lynch Investor Choice Annuity® (NY)

(Investor Series)

Merrill Lynch Consults Annuity® (NY)

2.	Schedule C of the Agreement is deleted in its entirety and replaced with the following Amended Schedule C:

AMENDED SCHEDULE C

Portfolios

Service Class Shares

Transamerica AEGON U.S. Government Securities VP

Transamerica AllianceBernstein Dynamic Allocation VP

Transamerica BlackRock Large Cap Value VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica MFS International Equity VP

Transamerica Morgan Stanley Active International Allocation VP

Transamerica Morgan Stanley Growth Opportunities VP

Transamerica Morgan Stanley Mid-Cap Growth VP

Transamerica Multi-Managed Large Cap Core VP

Transamerica PIMCO Total Return VP

Transamerica Systematic Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica WMC Diversified Equity VP

Transamerica WMC Diversified Growth VP

3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of May 1, 2012.

TRANSAMERICA SERIES TRUST		TRANSAMERICA CAPITAL, INC.

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Brenda L.Smith
	Christopher A. Staples		Brenda L. Smith
Title:	Chief Investment Officer and Vice President	Title:	Assistant Vice President

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

By its authorized officer,

By:	/s/ Arthur D. Woods
Arthur D. Woods
Title:	Vice President

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